UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 16, 2005



                         THE BEAR STEARNS COMPANIES INC.
              (Exact Name of Registrant as Specified in its Charter)




  DELAWARE                     File No. 1-8989                   13-3286161
  --------                     ---------------                   ----------
 (State or Other               (Commission File                  (IRS Employer
 Jurisdiction of                Number)                           Identification
 Incorporation)                                                   Number)


                383 Madison Avenue, New York, New York                   10179
                (Address of Principal Executive Offices)              (Zip Code)

         Registrant's telephone number, including area code:     (212)  272-2000
                                                                 ---------------

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 16, 2005, The Bear Stearns Companies Inc. (the "Registrant") issued a press release announcing financial results for its quarter ended February 28, 2005. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.


Item 9.01.  Financial Statements and Exhibits


                        (c)   Exhibit:

                             (99) Press Release, dated March 16, 2005.

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE BEAR STEARNS COMPANIES INC.

                                       By:     /s/ Jeffrey M. Farber
                                               ----------------------
                                                Jeffrey M. Farber
                                                Controller
                                               (Principal Accounting Officer)

Dated:      March 16, 2005

                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX


Exhibit No.                         Description

(99)                                Press Release, dated March 16, 2005

Contact: Elizabeth Ventura (212) 272-9251
         John Quinn        (212) 272-5934




                 BEAR STEARNS REPORTS RECORD EARNINGS PER SHARE
                         OF $2.64 FOR FIRST QUARTER 2005

                     NET INCOME RISES TO RECORD $379 MILLION

         All Equity-Related Business Segments Report Increased Revenues:
                     Global Clearing Services Revenue Up 20%
                        Wealth Management Revenue Up 11%
                      Institutional Equities Revenue Up 7%

NEW YORK, NY - March 16, 2005 - The Bear Stearns Companies Inc. (NYSE:BSC) today reported record earnings per share (diluted) of $2.64 for the first quarter ended February 28, 2005, up 3% from $2.57 per share for the first quarter of 2004. Net income for the first quarter of 2005 was a record setting $379 million, up 5% from $361 million for the first quarter of 2004. Net revenues for the 2005 first quarter were $1.8 billion, up 7% from $1.7 billion in the 2004 first quarter. The annualized return on common stockholders' equity for the first quarter of 2005 was 17.8%, and 18.1% for the trailing 12-month period ended February 28, 2005.

         "Once again the diversity of our franchise is demonstrated in this quarter's strong performance," said James E. Cayne, chairman and chief executive officer of The Bear Stearns Companies Inc. "The revenue increases in Global Clearing, Wealth Management and Institutional Equities are indicative of the capabilities of these businesses in a more positive equity market environment. In particular, net revenues from our industry leading Global Clearing Division increased 20% and margins improved significantly. Our Fixed Income Division produced another solid quarter, powered by record results from the credit and interest-rate product areas, providing further proof of the firm's revenue diversification strategy. We are proud of this quarter's results and look forward to the rest of 2005."


A brief discussion of the firm's business segments follows:

CAPITAL MARKETS
Capital Markets net revenues for the first quarter of 2005 were $1.4 billion, up 2% from the first quarter ended February 29, 2004.
o Institutional Equities net revenues were $313 million, up 7% from $293 million for the first quarter of 2004. Domestic and international sales and trading revenues increased in the first quarter of 2005 compared with the year-ago quarter, reflecting market share gains in U.S. listed securities and rising international activity levels. Revenues rose substantially in the equity derivatives area, reflecting higher customer volume and activity. In addition, risk arbitrage net revenues increased on the large number of announced M&A transactions.
o Fixed Income net revenues were $824 million, up slightly from $819 million in the year-ago quarter. The credit businesses produced record revenues led by the credit derivatives, high yield, distressed debt and leveraged finance areas. Record revenues from interest-rate businesses were driven by increased customer flow in interest-rate derivatives and foreign exchange. Mortgage-related revenues remained robust though down year-over-year.
o Investment Banking net revenues were $259 million in the first quarter of 2005, up from $253 million in the comparable prior year period. Underwriting revenues increased, offsetting the declines in completed M&A levels from the year-ago period.

GLOBAL CLEARING SERVICES
First quarter 2005 Global Clearing Services net revenues increased to $270 million, up 20% from $225 million in the first quarter of 2004. Net interest revenues increased significantly from the prior year quarter on increased customer balances. Commission revenues declined reflecting lower transaction volumes and rates. Average customer margin debt balances for the quarter ended February 28, 2005 were $58 billion, up from $46.6 billion in the prior year quarter. Average customer short balances increased to a record $88.5 billion from $74.3 billion for the first quarter of 2004. Average free credit balances rose to $31.1 billion in the current quarter from $26.5 billion in the first quarter last year.

WEALTH MANAGEMENT
Wealth Management net revenues for the quarter ended February 28, 2005 were $169 million, an increase of 11% from $153 million in the first quarter of 2004. Net revenue growth was largely due to an increase in income from fee-based accounts and higher performance fees from alternative asset funds.
o Private Client Services net revenues were $114 million in the first quarter of 2005, an increase of 3% from $111 million in the 2004 first quarter. The increase was principally attributable to higher fee-based account and net interest revenues.
o Asset Management net revenues grew 32% to $55 million for the first quarter of 2005 from $42 million in the prior year's quarter as a result of increased performance fees. Assets under management rose 27% to $37.0 billion as of February 28, 2005 as compared with $29.1 billion as of February 29, 2004.

EXPENSES
o Compensation as a percentage of net revenues was 49.3% in the first quarter of 2005 as compared with 49.2% for the quarter ended February 29, 2004.
o Non-compensation expenses were $353 million for the quarter ended February 28, 2005, an increase of 2% from $346 million in the 2004 first quarter. The increase is primarily attributable to slightly higher communications, technology and occupancy costs.

        The pre-tax profit margin rose to 31.5% in the first quarter of 2005 as compared with 30.8% in the quarter ended February 29, 2004.

        As of February 28, 2005, total capital, including stockholders' equity and long-term borrowings, was approximately $48.8 billion. Book value as of February 28, 2005 was $62.88 per share, based on 146 million shares outstanding.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE:BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $48.8 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance, mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 11,000 employees worldwide. For additional information about Bear Stearns, please visit the firm's website at http://www.bearstearns.com.


                                       ***

                            Financial Tables Attached

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 2004 Annual Report on Form 10-K which has been filed with the Securities and Exchange Commission.

A conference call to discuss the company's results will be held on Wednesday, March 16, 2005, at 10 a.m., EST. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our website at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our website or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers) at approximately 1 p.m. EST. The pass code for the replay is 4520125. The replay will be available until midnight on Friday, March 25, 2005. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema by telephone at 1-212-272-4417 or via e-mail at jjarema@bear.com.